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                                  EXHIBIT 99

                               SUBJECT TO REVISION
                      SERIES TERM SHEET DATED JUNE 23, 1997


Neither the Depositor nor any of its affiliates make any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete description. The assumptions underlying the information, including structure and collateral, may be modified from time to time to reflect changed circumstances. The attached term sheet is not intended to be a prospectus and any investment decision with respect to the Certificates should be made by you based solely upon all of the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities. All information described herein is preliminary, limited in nature and subject to completion or amendment. No representation is made that the above referenced securities will actually perform as described in any scenario presented. The issuer of the Term Assets has not prepared, reviewed or participated in the preparation hereof, is not responsible for the accuracy hereof and has not authorized the dissemination hereof. More information may be obtained by contacting the Salomon Brothers Structured Products at (212) 783-2906.

                  TIERS(sm) CORPORATE BOND-BACKED CERTIFICATES,
                                SERIES BLS 1997-6
      $25,000,000 ZTF(R) Class Certificates (the "ZTF Class Certificates")

                           Structured Products Corp.,
                           depositor (the "Depositor")

                                  June 23, 1997






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               TIERS(sm) CORPORATE BOND-BACKED TRUST CERTIFICATES,
                                SERIES BLS 1997-6
        $25,000,000 ZTF Class Certificates (the "ZTF Class Certificates")

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

Name of Issuer:            TIERS(sm) Corporate Bond-Backed Certificates Trust BLS 1997-6

Name of Security:          TIERS(sm) Corporate Bond-Backed Certificates, Series BLS 1997-6

Underlying Term Asset:     $25,000,000 BellSouth Telecommunications, Inc. Forty Year 7.50%
                           Debentures, Due June 15, 2033
Terms of Underlying
Term Asset:                Coupon Frequency: Semiannual

                           Coupon Daycount:  30/360

                           Call Schedule:    104.75 on 6/15/03; call price is reduced
                                             thereafter on a "straight line" basis down to par
                                             in 20 years.

Expected Settlement Date:  July 7, 1997

Trust Maturity Date:       June 15, 2003

Expected Principal Amount: USD 25,000,000

Coupon Rate:               Settlement - 6/15/2003:  0.00%
                           12/15/2003 - 12/15/2026:  7.50% (effective rate: mandatorily exchangeable for underlying term assets as described below)

Trust Maturity:            6/15/2003.  If underlying term assets are not called on 6/15/2003,
                           Certificates are mandatorily exchangeable for the underlying assets which mature 6/15/2033.  If underlying assets are called on 6/15/2003 in whole or in part, Certificateholders will to the same extent be paid 104.75% of par in lieu of receiving in-kind distribution.  Determination of who receives cash vs. in-kind distribution in event of partial call of underlying term assets will be made by lot.

Selling Concession:        $15.00 per $1,000 par

Expected Pricing:          7.415% Yield to First Call
                           8.05% Yield to Maturity

Expected Rating:           "Aaa/AAA"

Cusip:                     [ ]

Deal Type:                 Public

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This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Brothers Financial Advisor immediately.




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